                                  AMERICAN HONDA FINANCE CORPORATION

                MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  March 1,  through March 31, 2000

A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                                      $1,080,049,608.67
(B) Class A Certificate Ownership Interest of the Trust                                       93.75%
(C) Original Class A Certificate Balance                                          $1,012,546,508.13
(D) Class A Certificate Rate                                                                   5.85%
(E) Original Class B Certificate Balance                                             $67,503,100.54
(F) Class B Certificate Rate                                                                   5.85%
(G) Servicing Fee Rate                                                                         1.00%
(H) Original Weighted Average Coupon (WAC)                                                     7.59%
(I) Original Weighted Average Remaining Term (WAM)                                            42.14 months
(J) Number of Contracts                                                                      90,365
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                             0.15%
    (ii)   Reserve Fund Initial Deposit                                               $1,620,074.41
    (iii)  Specified Reserve Fund Balance Percent                                              0.75%
    (iv)   Specified Reserve Fund Balance                                             $8,100,372.07
    (v)    Reserve Fund Floor Percent                                                          1.50%
    (vi)   Reserve Fund Floor Amount                                                 $16,200,744.13
    (vii)  Reserve Fund Floor Trigger Amount                                        $324,014,882.40
    (viii)  Reserve Fund Ceiling Amount                                              $32,401,488.24
(L)  Original Yield Supplement Deposit                                               $11,931,514.53
(M)  Original Letter of Credit Amount                                                $84,000,000.00



B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                                      149,307,615.46
(B) Total Portfolio Pool Factor                                                           0.1382414
(C) Class A Certificate Balance                                                      139,975,889.49
(D) Class A Principal Factor                                                              0.1382414
(E) Class B Certificate Balance                                                       $9,331,725.97
(F) Reserve Fund Balance                                                              11,229,305.59
(G) Outstanding Interest Advance                                                         774,397.98
(H) Payahead Account Balance                                                             828,916.75
(I) Cumulative Net Losses for All Prior Periods                                        7,858,993.56
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                                       8.59%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                              19.09 months
(L) Number of Contracts                                                                      38,458
(M) Yield Supplement Balance                                                             117,508.26


C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                              2,734,810.51
    (ii)  Prepayments in Full                                                          1,602,796.53
    (iii) Prepayments in Full Due to Repurchases                                              $0.00
(B) Precomputed Contracts Total Collections                                            4,627,901.63
(C) Simple Interest Contracts
    (i)   Collected Principal                                                         11,978,776.84
    (ii)  Collected Interest                                                             773,882.49
    (iii) Repurchased Receivables Principal                                                    0.00
    (iv)  Repurchased Receivables Interest                                                     0.00
(D) Payment Advance for Precomputes
    (i)  Reimbursement of Previous Advances                                              328,030.84
    (ii) Current Advance Amount                                                          156,619.45

(E) Interest Advance for Simple Interest - Net (If positive, Additional Adva                   0.00

(F) Payahead Account
    (i)  Payments Applied                                                                234,581.66
    (ii) Additional Payaheads                                                            186,832.02
(G) Weighted Average Coupon of Remaining Portfolio (WAC)                                       8.71%
(H) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)                          18.83 months
(I) Remaining Number of Contracts                                                            32,978

(J) Delinquent Contracts                                   Contracts                          Amount

    (i)   31-60 Days Delinquent                                 545    1.65%             $2,768,280  2.08%
    (ii)  61-90 Days Delinquent                                  88    0.27%                439,976  0.33%
    (iii) Over 90 Days Delinquent                                22    0.07%                126,203  0.09%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                                   0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                      49,130.51
(C) Investment Income on Yield Supplement Balance                                            177.27
(D) Aggregate Net Losses for Collection Period                                           (30,633.65)
(E) Liquidated Contracts
    (i)  Gross Principal Balance of Liquidated Receivables                               141,635.81
    (ii)  Net Liquidation Proceeds Received During the Collection Period                  59,651.41
    (iii) Recoveries on Previously Liquidated Contracts                                  112,618.05
(F) Number of Vehicles Repossessed During the Collection Period                                  22


                                  AMERICAN HONDA FINANCE CORPORATION

                   MONTHLY SERVICER REPORT -- Honda Auto Receivables 1997-A Grantor Trust

                                  March 1,  through March 31, 2000
I. COLLECTIONS


(A) Principal Payments Received (Excluding Repurchases) (C(A)i+ii+C(C)i)              16,316,383.88
(B) Interest Payments Received (C(B) - (C(A)i+ii+iii + C(C)ii - C(D)i + ii))             892,765.69
(C) Aggregate Net Liquidation Proceeds Received (D(E)ii+iii)                             172,269.46
(D) Principal on Repurchased Contracts (C(A)iii + C(C)iii)                                     0.00
(E) Interest on Repurchased Contracts (C(C)iv)                                                 0.00

(F) Total Collections (A+B+C+D+E)                                                     17,381,419.03
(G) Net Simple Interest Advance Amount  (C(E))                                                 0.00

(H) Total Collections and Advances (F+G)                                              17,381,419.03

(I) Yield Supplement Deposit                                                              23,663.59

(J) Total Available Amount (F+G+H)                                                    17,405,082.62


II. DISTRIBUTIONS


(A) Principal Payments Received (Excluding Repurchases) (I(A))                        16,316,383.88
(B) Principal on Repurchased Contracts (I(D))                                                  0.00
(C) Gross Principal Balance of Liquidated Receivables (D(E)i)                            141,635.81

(D) Total Principal Reduction (A+B+C)                                                 16,458,019.69

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)/12*B(C))                                682,382.46
    (ii)  Monthly Principal to Class A (B(C)-(III(i)*A(B))                            15,429,393.46

    (iii) Total Distributable Amount (i+ii)                                           16,111,775.92

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)/12*B(E))                                 45,492.16
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                                   1,028,626.23

    (iii) Total Distributable Amount (i+ii)                                            1,074,118.39

(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                                      124,423.01
    (ii)  Class A Amount (II(E)iii)                                                   16,111,775.92
    (iii) Class B Amount (II(F)iii)                                                    1,074,118.39
    (iv)  Deposit to Reserve Fund (If Positive, the lesser of (IV(H)-(A)) an              94,765.30
    (v) Excess Amount after Distribution of (i)-(iv) (I(J)-(II(G)i+ii+iii+iv                   0.00

    (vi)   Total Amount Distributed (i+ii+iii+iv+v)                                   17,405,082.62

(H) Amount of Draw from Reserve Fund (IV(B+C+D))                                               0.00
(I) Sum of Draw from Reserve Fund and Total Available Amount (I(H)+II(H))             17,405,082.62


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                                    Beginning                         End
                                                    of Period                      of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                         149,307,615.46                  132,849,595.77
    (ii)  Total Pool Factor                               0.1382414                       0.1230032
    (iii) Class A Certificate Balance                139,975,889.49                  124,546,496.03
    (iv)  Class A Principal Factor                        0.1382414                       0.1230032
    (v)   Class B Certificate Balance                  9,331,725.97                    8,303,099.74

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                        8.59%                           8.71%
    (ii)  Weighted Average Remaining Maturity                  19.09 months                    18.83 months
    (iii) Remaining Number of Contracts                       38,458                          32,978


(C) Outstanding Advance Amount                          $774,397.98                     $602,986.59

(D) Outstanding Payahead Balance                        $828,916.75                     $781,167.11





IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                            $11,229,305.59
(B) Draw for Servicing Fee (if Positive (II(G)I-I(J))                                         $0.00
(C) Draw for Class A Distributa(If Positive ((II(E)iii+(G)i)-I(H)))                           $0.00
(D) Draw for Class B Distributable Amount and Servicing Fee (If Positive ((I                  $0.00
(E) Amount Available for Deposit to the Reserve Fund (If Positive (I(J) - (I             $94,765.30
(F) Reserve Fund Balance Prior to Release (IV(A-B-C-D+E))                             11,324,070.89

(G) Reserve Fund Required Amount (Was Trigger or Floor Hit?)                          16,200,744.13

(H) Reserve Fund Release to Seller (If Positive (F-G))                                        $0.00
(I) Ending Reserve Fund Balance (G-H)                                                $11,324,070.89






V. YIELD SUPPLEMENT ACCOUNT DEPOSIT

(A) Beginning Yield Supplement Account Balance                                          $117,508.26
(B) Investment Earnings                                                                     $177.27
(C) Additional Yield Supplement Amounts                                                       $0.00
(D) Yield Supplement Deposit Amount                                                      $23,663.59
(E) Ending Yield Supplement Account Balance                                              $94,021.94
(F) Release Amount Due Seller                                                              7,140.31
(G) Ending Yield Supplement Account Balance to be Invested                                86,881.63


VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY

(A) Aggregate Net Losses for Collection Period (VI(B)i-ii-iii)                           (30,633.65)
(B) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(E)i)                      141,635.81
    (ii)  Net Liquidation Proceeds Received During the Collection Period (D(              59,651.41
    (iii) Recoveries on Previously Liquidated Contracts (D(E)iii)                        112,618.05
(C) Cumulative Net Losses for all Periods (VI(A)+B(I))                                 7,828,359.91

(D) Delinquent and Repossessed Contracts
                                                           Contracts                          Amount

    (i)   31-60 Days Delinquent                                 545    1.65%           2,768,280.00
    (ii)  61-90 Days Delinquent                                  88    0.27%             439,976.00
    (iii) Over 90 Days Delinquent                                22    0.07%             126,203.00

    (iv)  Vehicles Repossessed During the Col                    22    0.06%             148,608.01
    (v)  Total Accumulated Repossessed and in                    47    0.12%             297,313.64

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                  0.74%
    (ii)  Preceeding Collection Period                                                         0.02%
    (iii) Current Collection Period                                                           -0.26%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                  0.17%

(B) Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding
       Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                                  0.47%
    (ii)  Preceeding Collection Period                                                         0.46%
    (iii) Current Collection Period                                                            0.48%
    (iv)  Three Month Average (Avg(i,ii,iii))                                                  0.47%

(C) Loss and Delinquency Trigger Indicator                                  Trigger Was Not Hit





I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/s/ John Weisickle
John Weisickle, Vice President / Finance
